Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of VistaCare, Inc., (the “Company”) on Form 10-Q for the quarter ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard R. Slager, the Chief Executive Officer of VistaCare, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Richard R. Slager
Richard R. Slager
Chief Executive Officer
February 8, 2008

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to VistaCare, Inc. and will be retained by VistaCare, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
     In accordance with Item 601 of Regulation S-K, this certification is being “furnished” as Exhibit 32.1 to VistaCare, Inc.’s quarterly report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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